Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 14, 2021, relating to the financial statements, which appears in Medigus Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2020.

Tel-Aviv, Israel	/S/ Brightman Almagor Zohar & Co. Brightman Almagor Zohar & Co.
August 9, 2021	Certified Public Accountants (Isr.)
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